UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2009

ASIAN FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Wyoming	000-27129	91-1922225
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 3 Jinyuan Road Daxing District Industrial Development Zone Beijing, People’s Republic of China	102600
(Address of Principal Executive Offices)	(Zip Code)

+86 10 6021 2222
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 24, 2009, Mr. Wenhua Guo, Chairman of the Board of Directors and Chief Executive Officer of Asian Financial, Inc. (“Asian Financial”) announced his resignation as Chief Executive Officer of Asian Financial, effective immediately prior to the closing of the underwritten initial public offering of the ordinary shares of Duoyuan Global Water Inc. (“Duoyuan”), an affiliate of Asian Financial. Mr. Guo is also Chairman of the Board of Directors and Chief Executive Officer at Duoyuan. Mr. Guo will continue to serve as Chairman of the Board of Directors of Asian Financial. There was no disagreement or dispute between Mr. Guo and Asian Financial which led to his resignation. Mr. Guo is resigning from Asian Financial so he can devote his attention to Duoyuan. Asian Financial does not have immediate plans to name an interim Chief Executive Officer at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIAN FINANCIAL, INC.
(REGISTRANT)

Date: June 24, 2009	By:	/s/ William D. Suh
		Name:	William D. Suh
		Title:	Chief Financial Officer